UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

TransCode Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

6 Liberty Square, #2382
Boston, MA 02109
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on November 22, 2024
Dear Stockholders of TransCode Therapeutics, Inc.:
We are pleased to invite you to attend our Special Meeting of Stockholders to be held virtually via live webcast at www.virtualshareholdermeeting.com/RNAZ2024SM on November 22, 2024, at 9:30 a.m. Eastern Time (the “Special Meeting”). At the Special Meeting, we will ask you to consider the following proposals:
1.
To ratify the Company’s issuance and sale of securities pursuant a placement agency agreement with ThinkEquity LLC (“Think”) pursuant to which the Company agreed to sell, in a best efforts public offering, an aggregate of 10,000,000 shares (the “Shares”) of Common Stock and issue to Think warrants to purchase 500,000 shares of Common Stock (the “Ratification Proposal”);

2.
To approve an amendment to our amended and restated certificate of incorporation, as amended (the “Charter”), to effect a reverse stock split of our outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), at any time prior to the one-year anniversary date of the Special Meeting, at a ratio, ranging from one-for-ten (1:10) to one-for-forty (1:40), with the exact ratio to be set within that range at the discretion of our Board of Directors (the “Board”) without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal”); and

3.
To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Ratification Proposal or the Reverse Stock Split Proposal (the “Adjournment Proposal”).

The Special Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to listen to the Special Meeting, submit your questions, and vote during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/RNAZ2024SM shortly prior to the scheduled start of the meeting and entering the 16-digit control number found on the proxy card or voting instruction form.
The Reverse Split Proposal was approved by the Board, at a ratio to be determined by the Board at a later date in its discretion, and requires the affirmative vote of the majority of the votes cast by the holders of our Common Stock present in person (via live webcast) or represented by proxy at the Special Meeting and entitled to vote on the proposal, to be approved.
The Ratification Proposal was approved by our Board and requires the affirmative vote of the majority of the votes cast by the holders of our Common Stock present in person (via live webcast) or represented by proxy at the Special Meeting and entitled to vote on the proposal, to be approved.
The Board has fixed the close of business on October 25, 2024, as the record date for determining the stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournments thereof. Only the stockholders of record of our Common Stock are entitled to receive notice of, and to vote at, the Special Meeting or any adjournments thereof.
Your vote is important. Whether or not you plan to participate in the meeting, we would like for your shares to be represented. Please vote as soon as possible via the Internet, telephone, or mail.

Sincerely,
/s/ Thomas A Fitzgerald

Thomas A Fitzgerald
Interim Chief Executive Officer and
Chief Financial Officer
Whether or not you expect to participate in the Special Meeting, please vote via the Internet, by phone, or complete, date, sign and promptly return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope so that your shares may be represented at the Special Meeting.

PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
To Be Held On November 22, 2024

i

TRANSCODE THERAPEUTICS, INC.
PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS
To Be Held at 9:30 a.m. Eastern Time on
November 22, 2024
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors (the “Board” or “Board of Directors”) for use at the special meeting of stockholders of TransCode Therapeutics, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Special Meeting”). The Special Meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/RNAZ2024SM, on November 22, 2024, at 9:30 a.m. Eastern Time.
References in this Proxy Statement to “we,” “us,” “our,” the “Company” or “TransCode” refer to TransCode Therapeutics, Inc. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our common stock, par value $0.0001 per share, (“Common Stock”).
This proxy statement contains important information for you to consider when deciding how to vote on the matters for which we are soliciting proxies. Please read it carefully.
The Special Meeting can be accessed via the internet at www.virtualshareholdermeeting.com/RNAZ2024SM where you will be able to listen to the meeting live, submit questions, and vote online.
The Notice of Special Meeting, this Proxy Statement and the form of proxy are first being mailed on or about October 28, 2024, to all stockholders entitled to vote at the Special Meeting.

THE INFORMATION PROVIDED IN THE “QUESTION AND ANSWER” FORMAT
BELOW IS FOR YOUR CONVENIENCE ONLY AND IS MERELY A SUMMARY OF
THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD
READ THIS ENTIRE PROXY STATEMENT CAREFULLY.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR SPECIAL MEETING
What items will be voted on at the Special Meeting?
Stockholders will vote on the following items at the Special Meeting:
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To ratify the July 2024 Offering as described below (the “Ratification Proposal” or “Proposal 1”);

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To approve an amendment to our amended and restated certificate of incorporation in the form attached to the proxy statement as Annex A, to, at the discretion of the Board, effect a reverse stock split of our outstanding shares of Common Stock, at a ratio, ranging from one-for-ten (1:10) to one-for-forty (1:40), with the exact ratio to be set within that range at the discretion of our Board of Directors without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal” or “Proposal 2”); and

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To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Ratification Proposal or the Reverse Stock Split Proposal (the “Adjournment Proposal” or “Proposal 3”).

Other than these proposals, no other proposals will be presented for a vote at the Special Meeting.
Why is the Company seeking ratification of the July 2024 Offering?
July 2024 Offering
As reported on the Company’s Current Report on Form 8-K that the Company filed with the SEC on July 24, 2024, and which is incorporated herein by reference, on July 22, 2024, the Company entered into a placement agency agreement with ThinkEquity LLC (“Think”) pursuant to which the Company agreed to sell, in a best efforts public offering, an aggregate of 10,000,000 shares (the “Shares”) of Common Stock and issue to Think warrants (the “Placement Agent Warrants”) to purchase 500,000 shares of Common Stock (the “July 2024 Offering”). The public offering price was $0.30 per Share. The July 2024 Offering closed on July 24, 2024. The net proceeds from the July 2024 Offering were approximately $2.4 million, after deducting fees to Think and other offering expenses payable by the Company. The Company has used the net proceeds from the July 2024 Offering for working capital and general corporate purposes.
As compensation for the July 2024 Offering, the Company paid Think a cash fee equal to 7.0% of the gross proceeds of the July 2024 Offering plus a non-accountable expense allowance of $30,000 and reimbursement for certain of its offering-related expenses, and issued to Think the Placement Agent Warrants. The Placement Agent Warrants are exercisable commencing January 18, 2025, expire July 22, 2029, and have an exercise price of $0.375 per share. The Placement Agent Warrants, and the shares of Common Stock issuable upon exercise thereof, will be issued in reliance on the exemption from registration provided in Section 4(a)(2) under the Securities Act of 1933, as amended.
The Proposal
Our Board has determined it is advisable, and in the best interests of the Company and its stockholders, for stockholders to ratify the July 2024 Offering. An affirmative vote of the majority of the votes cast by the holders of our Common Stock for the Ratification Proposal will allow us to address the compliance issue relating to the Nasdaq Listing Rule 5635(d) (as discussed below).
Accordingly, our Board recommends that stockholders adopt and approve the Ratification Proposal.

Purpose and Rationale for the Ratification
As reported on the Company’s Current Report on Form 8-K that the Company filed with the SEC on September 27, 2024, and which is incorporated herein by reference, on September 23, 2024, the Company received a letter (the “Shareholder Approval Deficiency Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with the shareholder approval requirements set forth in Nasdaq Listing Rule 5635(d) which require prior shareholder approval for transactions, other than public offerings, involving the issuance of 20% or more of the pre-transaction shares outstanding at less than the applicable Minimum Price (as defined in Listing Rule 5635(d)). The Staff’s determination under Listing Rule 5635(d) arose because the July 2024 Offering involved 137% of the pre-transaction total shares outstanding sold at a price representing a 62% discount to the Minimum Price of $0.7925.
According to published guidance on deeply discounted issuances, FAQ 280, Nasdaq has determined that “…a discount to the Minimum Price (as defined in Listing Rule 5635(d)) in excess of 50%, typically, precludes a determination that such transaction is a Public Offering.” As a result, the Staff determined that the discount in excess of 50% precludes the Offering from being deemed a Public Offering, and since the Company did not obtain shareholder approval, the Company failed to comply with the Shareholder Approval Requirement under Listing Rule 5635(d) (the “Shareholder Approval Requirement Deficiency”). Nasdaq believes that the offering did not meet their criteria of a Public Offering.
The Company’s Shareholder Approval Requirement Deficiency was considered by the Nasdaq Hearings Panel (“Panel”) at an oral hearing (the “Hearing”) held on October 1, 2024, as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market.
There can be no assurance that the Company will ultimately regain compliance with the Shareholder Approval Requirement Deficiency or other requirements for continued listing on The Nasdaq Capital Market, for which the Company is also deficient, or regarding the continued listing of the Company’s common stock on the Nasdaq Capital Market and the Company’s common stock could be subject to delisting.
Although ratification of the July 2024 Offering is designed to bring the Company into compliance with Listing Rule 5635(d), there can be no assurance that such ratification will accomplish this.
Why is the Company proposing that shareholders approve a reverse stock split?
Our Board has unanimously adopted a resolution declaring advisable, and recommending to our stockholders for their approval, an amendment to our amended and restated certificate of incorporation (the “Reverse Stock Split Amendment”) (i) authorizing a reverse stock split of the outstanding shares of our Common Stock at a ratio in the range of 1-for-10 to 1-for-40, with such ratio to be determined by the Board (the “Reverse Stock Split”) if they determine that effecting the Reverse Stock Split is in the best interest of our shareholders, and (ii) granting the Board the discretion to file a certificate of amendment to our amended and restated certificate of incorporation with the Secretary of State of the State of Delaware effecting the Reverse Stock Split at any time prior to the one-year anniversary date of the Special Meeting, or to abandon the Reverse Stock Split altogether.
As reported on the Company’s Current Report on Form 8-K that the Company filed with the SEC on August 16, 2024, and which is incorporated herein by reference, on August 13, 2024, we received a letter from Nasdaq that, for the 30 consecutive business day period from July 1 through August 12, 2024, the Company’s common stock had not maintained a minimum closing bid price of $1.00 per share (the “Minimum Bid Price Requirement”) required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). The primary goal of the Reverse Stock Split is to increase the per share market price of our Common Stock to meet the minimum per share bid price requirements for continued listing on the Nasdaq Capital Market. There can be no assurance that even if the Reverse Stock Split is effected, that we will ultimately regain compliance with the Minimum Bid Price Requirement and all other applicable requirements for continued listing on The Nasdaq Capital Market or that our Common Stock will not be delisted from The Nasdaq Capital Market.

The form of the proposed Reverse Stock Split Amendment is attached to this proxy statement as Appendix A. If our Board determines to effect the Reverse Stock Split, the number of outstanding shares of Common Stock will be reduced as compared to the number of outstanding shares immediately prior to the effectiveness of the Reverse Stock Split, but will not increase the par value of Common Stock, and will not change the number of authorized shares of our capital stock. Stockholders are urged to carefully read Appendix A. If implemented, the number of shares of our Common Stock owned by each of our stockholders will be reduced by the same proportion as the reduction in the total number of shares of our Common Stock outstanding, so that the percentage of our outstanding Common Stock owned by each of our stockholders will remain approximately the same, except to the extent that the Reverse Stock Split could result in some or all of our stockholders receiving one share of Common Stock in lieu of a fractional share.
How does the Board of Directors recommend I vote on these proposals?
The Board recommends a vote:
•
FOR the approval of a proposal to ratify the July 2024 Offering;

•
FOR the approval of an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our outstanding shares of Common Stock, at a ratio, ranging from one-for-ten (1:10) to one-for-forty (1:40), with the exact ratio to be set within that range at the discretion of our Board of Directors without further approval or authorization of our stockholders; and

•
FOR the approval of a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Ratification Proposal or the Reverse Stock Split Proposal.

Why is the Special Meeting a virtual, online meeting?
The Special Meeting will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at the Special Meeting by enabling stockholders to participate remotely from any location around the world. Our virtual meeting will be governed by our Rules of Conduct and Procedures which will be posted at www.proxyvote.com in advance of the meeting and will available during the online meeting at www.virtualshareholdermeeting.com/RNAZ2024SM. We have designed the Special Meeting to provide the same rights and opportunities to participate as stockholders have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.
How do I virtually attend the Special Meeting?
We will host the Special Meeting live online. The webcast of the Special Meeting will start at 9:30 a.m., Eastern Time, on November 22, 2024. Online access to the webcast will open fifteen (15) minutes prior to the start of the Special Meeting to allow time for you to log-in and test your device’s audio system. To be admitted to the Special Meeting, you will need to log-in at www.virtualshareholdermeeting.com/RNAZ2024SM using the 16-digit control number on the proxy card or voting instruction form.
Beginning fifteen (15) minutes prior to, and during, the Special Meeting, we will have technicians standing by and ready to assist you with any technical difficulties you may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting or during the virtual meeting, please call the technical support team at the phone number available on www.proxyvote.com.
Who is entitled to vote at the Special Meeting, and how many votes do they have?
Stockholders of record of our Common Stock at the close of business on October 25, 2024, (the “Record Date”) may vote at the Special Meeting. There were 17,265,658 shares of Common Stock outstanding on the Record Date. A complete list of registered stockholders entitled to vote at the Special Meeting will be available for inspection at the principal executive offices of the Company during regular business hours for the 10 calendar days prior to the Special Meeting. The list will also be available online during the Special Meeting.
Pursuant to the rights of our stockholders contained in our charter documents, each share of our Common Stock is entitled to one vote on all matters listed in this proxy statement.
What vote is required to approve each proposal and how are votes counted?
Under our Bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for or against such proposal, except where a larger vote is required by law or by our Charter or our Bylaws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals.
If you are a beneficial owner of shares held in a brokerage account and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange, which are also applicable to Nasdaq-listed companies, brokers, banks and other securities intermediaries that are subject to New York Stock Exchange rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under New York Stock Exchange rules but not with respect to “non-routine” matters. A broker non-vote occurs when a broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under New York Stock Exchange rules. Proposal 1 is considered “non-routine” under New York Stock Exchange rules such that your broker, bank or other agent may not vote your shares on those proposals in the absence of your voting instructions. Conversely, Proposals 2 and 3 are considered “routine” under New York Stock Exchange rules and thus, if you do not return voting instructions to your broker, your shares may be voted by your broker in its discretion on Proposals 2 and 3.
Proposal 1, the Ratification Proposal:   The approval of the Ratification Proposal requires the affirmative vote of the majority of the votes cast by the holders of our Common Stock present in person (via live webcast) or represented by proxy at the Special Meeting and entitled to vote on the proposal.
Proposal 2, the Reverse Stock Split Proposal:   The approval of the Reverse Stock Split Proposal requires the affirmative vote of the majority of the votes cast by the holders of our Common Stock present in person (via live webcast) or represented by proxy at the Special Meeting and entitled to vote on the proposal.
Proposal 3, the Adjournment Proposal:   The approval of the Adjournment Proposal requires the affirmative vote of the majority of the votes cast by the holders of our Common Stock present in person (via live webcast) or represented by proxy at the Special Meeting and entitled to vote on the proposal.
Stockholder of Record: Shares Registered in Your Name
If, on the record date, your shares were registered directly in your name with our transfer agent, Vstock Transfer LLC (“Vstock”), then you are a stockholder of record, and you can vote your shares at the Special Meeting by one of the methods described below in the section entitled “How Do I Vote and When is the Deadline for Voting?”
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on the record date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and you may vote your shares at the Special Meeting by one of the methods described below in the section entitled “How Do I Vote and When is the Deadline for Voting?”
How Will I Receive Proxy Materials?
On or about October 28, 2024, we will mail proxy materials to holders of record of our Common Stock as of the close of business on the record date.

How many shares must be represented to have a quorum and hold the Special Meeting?
Our Amended and Restated Bylaws, as amended (the “Bylaws”), provide that the presence in person or by proxy of the holders of one-third in voting power of the outstanding shares of capital stock entitled to vote at the meeting, will constitute a quorum for the transaction of business at the Special Meeting. Shares held of record by stockholders or brokers, bankers or other nominees who do not return a signed and dated proxy or attend the Meeting via live webcast will not be considered present or represented at the Special Meeting and will not be counted in determining the presence of a quorum. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.
How Do I Vote and When is the Deadline for Voting?
Whether you plan to attend the Special Meeting or not, we urge you to submit your proxy to vote. Submitting a proxy to vote your shares will not affect your right to attend the Special Meeting or to vote at the Special Meeting, even if you have previously submitted a proxy. Your vote at the Special Meeting will override your prior proxy vote.
Stockholder of Record
If your shares are registered directly in your name, you may vote or submit your proxy to vote:
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By mail.   Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board. Your proxy card must be received on or before 11:59 P.M. Eastern time on November 21, 2024, the day before the Special Meeting, to be counted.

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At the Special Meeting.   You may vote during the virtual meeting at www.virtualshareholdermeeting.com/RNAZ2024SM. To be admitted to the Special Meeting and vote your shares, you must provide the control number as described in the proxy card mailed to you.

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Over the Internet.   You may submit your proxy to vote via the Internet by going to www.proxyvote.com and following the on-screen instructions. Please have your proxy card available when you access the webpage. Your proxy to vote must be received prior to 11:59 P.M. Eastern time on November 21, 2024, the day before the Special Meeting, to be counted.

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By telephone.   You may vote over the telephone by calling toll-free 1-800-690-6903 in the U.S. and following the recorded instructions. Please have your proxy card available when you call. Your vote must be received prior to 11:59 P.M. Eastern time on November 21, 2024, the day before the Special Meeting, to be counted.

Hold Shares in Street Name
If you hold shares in street name, the organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. That stockholder of record will provide you with instructions on how to direct your bank, broker or other financial intermediary on how to vote your shares. Internet and telephone instructions will be offered to stockholders owning shares through most banks and brokers. Additionally, if you would like to vote at the Special Meeting via live webcast, you must contact the broker or other nominee who holds your shares and obtain a signed broker’s proxy card giving you the right to vote the shares. You will not be able to vote at the Special Meeting unless you have a signed proxy card from your broker.
Can I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time prior to the taking of the vote at the Special Meeting.
If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to TransCode’s VP of Investor Relations at TransCode Therapeutics, Inc., 6 Liberty Square, #2382, Boston, MA 02109 prior to your shares being voted, or (3) attending Special Meeting and voting via the internet. Simply attending the Special Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or choose to vote at the Special Meeting via website. For shares you hold beneficially in street name, you generally may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Special Meeting and voting via the internet.
Will choosing not to vote my shares have the same effect as casting a vote against the Ratification Proposal, the Reverse Stock Split Proposal or any Adjournment Proposal?
No. If you prefer that the Ratification Proposal, the Reverse Stock Split Proposal or any Adjournment Proposal not be approved, you should cast your vote against the proposal. Approval of the Ratification Proposal, the Reverse Stock Split Proposal and the Adjournment Proposal, each require the affirmative vote of the majority of the votes cast by the holders of our Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal, assuming a quorum is present.
How Can I Find Out the Results of the Voting at the Special Meeting?
Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Special Meeting.
Who pays the cost for soliciting proxies?
We are making this solicitation and will pay the entire cost of preparing and distributing our proxy materials and of soliciting votes. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, fax, e-mails, or otherwise.
We have also engaged Saratoga Proxy Consulting, LLC (“Saratoga”), a proxy solicitation firm, who may solicit proxies on the Board’s behalf.
We expect to pay Saratoga a fee of $20,000 in the aggregate, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. In addition, we have agreed to indemnify Saratoga and certain related persons against certain liabilities arising out of or in connection with the engagement. Saratoga may solicit proxies by mail, telephone, facsimile or e-mail.
Attending the Special Meeting
The Special Meeting will be held on November 22, 2024, at 9:30 a.m. Eastern Time via live webcast at www.virtualshareholdermeeting.com/RNAZ2024SM. We adopted a virtual format for our Special Meeting to make participation more convenient, safe and accessible for our stockholders regardless of their location.
You are entitled to participate in the Special Meeting if you were a stockholder as of the close of business on our record date of October 25, 2024, or hold a valid proxy for the meeting. To be admitted to the Special Meeting’s live webcast, you must enter your control number (located on your proxy card).

PROPOSAL ONE
APPROVAL OF A PROPOSAL TO RATIFY OUR JULY 2024 OFFERING
As reported on the Company’s Current Report on Form 8-K that the Company filed with the SEC on July 24, 2024, and which is incorporated herein by reference, on July 22, 2024, the Company entered into a placement agency agreement with ThinkEquity LLC (“Think”) pursuant to which the Company agreed to sell, in a best efforts public offering, an aggregate of 10,000,000 shares (the “Shares”) of Common Stock and issue to Think warrants (the “Placement Agent Warrants”) to purchase 500,000 shares of Common Stock (the “July 2024 Offering”). The public offering price was $0.30 per Share. The July 2024 Offering closed on July 24, 2024. The net proceeds from the July 2024 Offering were approximately $2.4 million, after deducting fees to Think and other offering expenses payable by the Company. The Company has used the net proceeds from the July 2024 Offering for working capital and general corporate purposes.
As compensation for the July 2024 Offering, the Company paid Think a cash fee equal to 7.0% of the gross proceeds of the July 2024 Offering plus a non-accountable expense allowance of $30,000 and reimbursement for certain of its offering-related expenses, and issued to Think the Placement Agent Warrants. The Placement Agent Warrants are exercisable commencing January 18, 2025, expire July 22, 2029, and have an exercise price of $0.375 per share. The Placement Agent Warrants, and the shares of Common Stock issuable upon exercise thereof, will be issued in reliance on the exemption from registration provided in Section 4(a)(2) under the Securities Act of 1933, as amended.
The Proposal
Our Board has determined it is advisable, and in the best interests of the Company and its stockholders, for stockholders to ratify the July 2024 Offering. An affirmative vote of the majority of the votes cast by the holders of our Common Stock for the Ratification Proposal will allow us to address the compliance issue relating to the Nasdaq Listing Rule 5635(d) (as discussed below).
Accordingly, our Board recommends that stockholders adopt and approve the Ratification Proposal.
Purpose and Rationale for the Ratification
As reported on the Company’s Current Report on Form 8-K that the Company filed with the SEC on September 27, 2024, and which is incorporated herein by reference, on September 23, 2024, the Company received a letter (the “Shareholder Approval Deficiency Letter”) from the Staff of Nasdaq notifying the Company that it was not in compliance with the shareholder approval requirements set forth in Nasdaq Listing Rule 5635(d) which require prior shareholder approval for transactions, other than public offerings, involving the issuance of 20% or more of the pre-transaction shares outstanding at less than the applicable Minimum Price (as defined in Listing Rule 5635(d)). The Staff’s determination under Listing Rule 5635(d) arose because the July 2024 Offering involved 137% of the pre-transaction total shares outstanding sold at a price representing a 62% discount to the Minimum Price of $0.7925.
According to published guidance on deeply discounted issuances, FAQ 280, Nasdaq has determined that “…a discount to the Minimum Price (as defined in Listing Rule 5635(d)) in excess of 50%, typically, precludes a determination that such transaction is a Public Offering.” As a result, the Staff determined that the discount in excess of 50% precludes the Offering from being deemed a Public Offering, and since the Company did not obtain shareholder approval, the Company failed to comply with the Shareholder Approval Requirement under Listing Rule 5635(d) (the “Shareholder Approval Requirement Deficiency”). Nasdaq believes that the offering did not meet their criteria of a Public Offering.
The Company’s Shareholder Approval Requirement Deficiency was considered by the Panel at the Hearing held on October 1, 2024, as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market.
There can be no assurance that the Company will ultimately regain compliance with the Shareholder Approval Requirement Deficiency or other requirements for continued listing on The Nasdaq Capital

Market, for which the Company is also deficient, or regarding the continued listing of the Company’s common stock on the Nasdaq Capital Market and the Company’s common stock could be subject to delisting.
Risk of the Proposed Ratification of the July 2024 Offering
Our failure to maintain compliance with Nasdaq’s continued listing requirements could result in the delisting of our Common Stock, and if we do not receive an affirmative vote of the majority of the votes cast by the holders of our Common Stock for the Ratification Proposal, we expect that we will be delisted from The Nasdaq Stock Market.
Our common stock is currently listed on The Nasdaq Capital Market, where it is subject to various continued listing requirements.
As previously disclosed, on August 13, 2024, we received the Minimum Bid Price Deficiency Letter from the Staff of Nasdaq notifying the Company that, for the 30 consecutive business day period from July 1 through August 12, 2024, the Company’s common stock had not met the Minimum Bid Price Requirement required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). Normally, a company would be afforded a 180-calendar day period to demonstrate compliance with the Minimum Bid Price Requirement. However, pursuant to Listing Rule 5810(c)(3)(A)(iv), the Company is not eligible for any compliance period specified in Rule 5810(c)(3)(A) because the Company effected two reverse stock splits over the prior two-year period with a cumulative ratio of more than 250 shares to one.
Separate from and in addition to the Minimum Bid Price Deficiency Letter, as previously disclosed, on August 15, 2024, the Company received a letter (the “Stockholders’ Equity Requirement Deficiency Letter” and together with the Minimum Bid Price Deficiency Letter, the “Prior Deficiency Letters”) from the Staff of Nasdaq notifying the Company that it was not in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires companies listed on The Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000 (the “Stockholders’ Equity Requirement”). The Stockholders’ Equity Requirement Deficiency Letter stated that the Company’s Stockholders’ Equity Requirement Deficiency serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market and that at a hearing in connection with the Minimum Bid Price Requirement, the Panel will consider the Company’s Stockholders’ Equity Requirement Deficiency as well.
Additionally, as discussed above, the Staff determined that the Company is not in compliance with the shareholder approval requirements set forth in Nasdaq Listing Rule 5635(d) relating to the July 2024 Offering and if we do not receive an affirmative vote of the majority of the votes cast by the holders of our Common Stock for the Ratification Proposal, we expect that we will be delisted from The Nasdaq Stock Market.
As previously disclosed, the Company timely appealed the determination of the Staff to delist the Company’s securities from The Nasdaq Capital Market and has been informed by the Staff that the delisting action referenced in the Staff’s Deficiency Letters has been stayed, pending a final written decision by the Panel. The Panel heard the Company’s appeal at the Hearing.
If we are unable to maintain compliance with such listing standards or other Nasdaq listing requirements in the future, we could be subject to suspension and delisting proceedings. A delisting of our common stock and our inability to list on another national securities market could negatively impact us by: (i) reducing the liquidity and market price of our common stock; (ii) reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing; (iii) limiting our ability to use certain registration statements to offer and sell freely tradable securities, thereby limiting our ability to access the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees.
If our common stock were delisted from Nasdaq, trading of our common stock would most likely take place on an over-the-counter market established for unlisted securities, such as the OTCQB maintained by OTC Markets Group Inc. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market, and many investors would likely not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our common stock would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our common stock. In addition, delisting would materially and adversely affect our ability to raise capital on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our common stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.
Required Vote and Recommendation
Pursuant to the Delaware General Corporation Law and our organizational documents, approval of the Ratification Proposal requires the affirmative vote of the majority of votes cast by the holders of our Common Stock present in person (via live webcast) or represented by proxy at the Special Meeting and entitled to vote on the proposal. Since abstentions are not considered votes cast, they will have no effect on this proposal.
OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION PROPOSAL

PROPOSAL TWO
APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT
Background and Proposed Amendment
Our amended and restated certificate of incorporation currently authorizes the Company to issue a total of 300,000,000 shares of capital stock, consisting of 290,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.
On October 14, 2024, subject to stockholder approval, the Board approved an amendment to our amended restated certificate of incorporation to, at the discretion of the Board, effect the Reverse Stock Split of the Common Stock at a ratio of 1-for-10 to 1-for-40, with the exact ratio within such range to be determined by the Board of the Company at its discretion. The primary goal of the Reverse Stock Split is to increase the per share market price of our Common Stock to meet the minimum per share bid price requirements for continued listing on Nasdaq. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Reverse Stock Split is not intended to modify the rights of existing stockholders in any material respect.
If the Reverse Stock Split Proposal is approved by our stockholders and the Reverse Stock Split is effected, up to every 40 shares of our outstanding Common Stock would be combined and reclassified into one share of Common Stock. The actual timing for implementation of the Reverse Stock Split would be determined by the Board based upon its evaluation as to when such action would be most advantageous to the Company and its stockholders. Notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, the Board will have the sole authority to elect whether or not and when to amend our amended and restated certificate of incorporation to effect the Reverse Stock Split. If the reverse stock split proposal is approved by our stockholders, the Board will make a determination as to whether effecting the Reverse Stock Split is in the best interests of the Company and our stockholders in light of, among other things, the Company’s ability to increase the trading price of our Common Stock to meet the minimum stock price standards of Nasdaq without effecting the Reverse Stock Split, the per share price of the Common Stock immediately prior to the Reverse Stock Split and the expected stability of the per share price of the Common Stock following the Reverse Stock Split. If the Board determines that it is in the best interests of the Company and its stockholders to effect the Reverse Stock Split, it will hold a Board meeting to determine the ratio of the Reverse Stock Split. For additional information concerning the factors the Board will consider in deciding whether to effect the Reverse Stock Split, see “— Determination of the Reverse Stock Split Ratio” and “— Board Discretion to Effect the Reverse Stock Split.”
The text of the proposed amendment to the Company’s amended and restated certificate of incorporation to effect the Reverse Stock Split is included as Appendix A to this proxy statement. If the Reverse Stock Split Proposal is approved by the Company’s stockholders, the Company will have the authority to file the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing; provided, however, that the Reverse Stock Split Amendment is subject to revision to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable. The Board has determined that the amendment is advisable and in the best interests of the Company and its stockholders and has submitted the amendment for consideration by our stockholders at the Special Meeting.
Reasons for the Reverse Stock Split Amendment
We are submitting this proposal to our stockholders for approval in order to increase the trading price of our Common Stock to meet the minimum per share bid price requirement for continued listing on The Nasdaq Capital Market. We believe increasing the trading price of our Common Stock may also assist in our capital-raising efforts by making our Common Stock more attractive to a broader range of investors. Accordingly, we believe that the Reverse Stock Split is in our stockholders’ best interests.

We believe that the Reverse Stock Split, if necessary, is our best option to meet the criteria to satisfy the minimum per share bid price requirement for continued listing on The Nasdaq Capital Market. The Nasdaq Capital Market requires, among other criteria, that the Company maintain a continued closing bid price of at least $1.00 per share. On the Record Date, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $0.5875 per share. We have in the past, and may in the future, be unable to comply with certain of the listing standards that we are required to meet to maintain the listing of our Common Stock on Nasdaq.
As previously disclosed, on August 13, 2024, we received the Minimum Bid Price Deficiency Letter from the Staff of Nasdaq notifying the Company that, for the 30 consecutive business day period from July 1 through August 12, 2024, the Company’s common stock had not met the Minimum Bid Price Requirement required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). Normally, a company would be afforded a 180-calendar day period to demonstrate compliance with the Minimum Bid Price Requirement. However, pursuant to Listing Rule 5810(c)(3)(A)(iv), the Company is not eligible for any compliance period specified in Rule 5810(c)(3)(A) because the Company effected two reverse stock splits over the prior two-year period with a cumulative ratio of more than one to 250 shares.
The Company’s Minimum Bid Price Requirement Deficiency was considered by the Panel at the Hearing held on October 1, 2024, as a basis for delisting the Company’s securities from The Nasdaq Stock Market.
The Reverse Stock Split Proposal is designed to bring the Company into compliance with Nasdaq Listing Rule 5550(a)(2). Although the Reverse Stock Split Proposal is designed to bring the Company into compliance with Nasdaq Listing Rule 5550(a)(2), there can be no assurance that the approval or effecting the Reverse Stock Split Proposal will bring the Company into compliance with Nasdaq Listing Rule 5550(a)(2).
In addition, as noted above, we believe that the Reverse Stock Split and the resulting increase in the per share price of our Common Stock could encourage increased investor interest in our Common Stock and promote greater liquidity for our stockholders. A greater price per share of our Common Stock could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited or discouraged from buying stocks with a price below a certain threshold), potentially increasing marketability, trading volume and liquidity of our Common Stock. Many institutional investors view stocks trading at low prices as unduly speculative in nature and, as a result, avoid investing in such stocks. We believe that the Reverse Stock Split will provide flexibility to make our Common Stock a more attractive investment for these institutional investors, which we believe will enhance the liquidity for the holders of our Common Stock and may facilitate future sales of our Common Stock. The Reverse Stock Split could also increase interest in our Common Stock for analysts and brokers who may otherwise have policies that discourage or prohibit them in following or recommending companies with low stock prices. Additionally, because brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.
Risks Associated with the Reverse Stock Split
The Reverse Stock Split May Not Increase the Price of our Common Stock over the Long-Term.   As noted above, the principal purpose of the Reverse Stock Split is to increase the trading price of our Common Stock to meet the minimum stock price standards of Nasdaq. However, the effect of the Reverse Stock Split on the market price of our Common Stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of Common Stock will proportionally increase the market price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the market price of our Common Stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our Common Stock. The market price of our Common Stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s business and financial performance, general market conditions, and prospects for future success.

The Reverse Stock Split May Decrease the Liquidity of our Common Stock.   The Board believes that the Reverse Stock Split may result in an increase in the market price of our Common Stock, which could lead to increased interest in our Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for our Common Stock, particularly if the price per share of our Common Stock does not increase as a result of the Reverse Stock Split.
The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell.   If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Common Stock. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their Common Stock.
The Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization.   The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Common Stock does not increase in proportion to the Reverse Stock Split ratio, or following such increase does not maintain or exceed such price, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Common Stock outstanding following the Reverse Stock Split.
Our failure to maintain compliance with Nasdaq’s continued listing requirements could result in the delisting of our Common Stock. Additionally, if we do not receive an affirmative vote of the majority of votes cast by the holders of our Common Stock for the Reverse Stock Split Proposal, we expect that we will be delisted from The Nasdaq Stock Market.
Our common stock is currently listed on The Nasdaq Capital Market, where it is subject to various continued listing requirements.
Separate from and in addition to the Minimum Bid Price Deficiency, as reported on the Company’s Current Report on Form 8-K that the Company filed with the SEC on September 27, 2024, and which is incorporated herein by reference, on September 23, 2024, the Company received the Shareholder Approval Deficiency Letter from the Staff of Nasdaq notifying the Company that it was not in compliance with the shareholder approval requirements set forth in Nasdaq Listing Rule 5635(d) which require prior shareholder approval for transactions, other than public offerings, involving the issuance of 20% or more of the pre-transaction shares outstanding at less than the applicable Minimum Price (as defined in Listing Rule 5635(d)). The Staff’s determination under Listing Rule 5635(d) arose because the July 2024 Offering involved 137% of the pre-transaction total shares outstanding sold at a price representing a 62% discount to the Minimum Price of $0.7925.
According to published guidance on deeply discounted issuances, FAQ 280, Nasdaq has determined that “…a discount to the Minimum Price (as defined in Listing Rule 5635(d)) in excess of 50%, typically, precludes a determination that such transaction is a Public Offering.” As a result, the Staff determined that the discount in excess of 50% precludes the Offering from being deemed a Public Offering, and since the Company did not obtain shareholder approval, the Company failed to comply with the Shareholder Approval Requirement under Listing Rule 5635(d).
The Company’s Shareholder Approval Requirement Deficiency was considered by the Panel at the Hearing held on October 1, 2024, as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market.
Additionally, as previously disclosed, on August 15, 2024, the Company received the Stockholders’ Equity Requirement Deficiency Letter from the Staff of Nasdaq notifying the Company that it was not in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires companies listed on The Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000. The Stockholders’ Equity Requirement Deficiency

Letter stated that the Company’s Stockholders’ Equity Requirement Deficiency serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market and that at a hearing in connection with the Minimum Bid Price Requirement, the Panel will consider the Company’s Stockholders’ Equity Requirement Deficiency as well.
As previously disclosed, the Company timely appealed the determination of the Staff to delist the Company’s securities from The Nasdaq Capital Market and has been informed by the Staff that the delisting action referenced in the Staff’s Deficiency Letters has been stayed, pending a final written decision by the Panel. The Panel heard the Company’s appeal at the Hearing. We expect that if we do not receive an affirmative vote of the majority of votes cast by the holders of our Common Stock for the Reverse Stock Split Proposal, that we will be delisted from The Nasdaq Stock Market.
If we are unable to maintain compliance with such listing standards or other Nasdaq listing requirements in the future, we could be subject to suspension and delisting proceedings. A delisting of our common stock and our inability to list on another national securities market could negatively impact us by: (i) reducing the liquidity and market price of our common stock; (ii) reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing; (iii) limiting our ability to use certain registration statements to offer and sell freely tradable securities, thereby limiting our ability to access the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees.
If our common stock were delisted from Nasdaq, trading of our common stock would most likely take place on an over-the-counter market established for unlisted securities, such as the OTCQB maintained by OTC Markets Group Inc. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market, and many investors would likely not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our common stock would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor in penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our common stock. In addition, delisting would materially and adversely affect our ability to raise capital on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our common stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.
Potential Consequences if the Reverse Stock Split Proposal is Not Approved
If the Reverse Stock Split Proposal is not approved by our stockholders, our Board will not have the authority to effect the Reverse Stock Split Amendment to, among other things, facilitate the continued listing of our Common Stock on Nasdaq by increasing the per share trading price of our Common Stock to help achieve a share price high enough to satisfy the $1.00 per share minimum bid price requirement. Any inability of our Board to effect the Reverse Stock Split could result in our delisting from Nasdaq.
Treatment of Fractional Shares in the Reverse Stock Split
The Company will not issue fractional certificates for post-reverse stock split shares in connection with the Reverse Stock Split. In lieu of issuing fractional shares, stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to rounding up of the fractional share to the nearest whole number.
Determination of the Reverse Stock Split Ratio
The Board believes that stockholder approval of a range of potential Reverse Stock Split ratios is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will be not more than 1-for-40.
The selection of the specific Reverse Stock Split ratio will be based on several factors, including, among other things:
•
our ability to maintain the listing of our Common Stock on The Nasdaq Capital Market;

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the per share price of our Common Stock immediately prior to the Reverse Stock Split;

•
the expected stability of the per share price of our Common Stock following the Reverse Stock Split;

•
the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of our Common Stock;

•
prevailing market conditions;

•
general economic conditions in our industry; and

•
our market capitalization before, and anticipated market capitalization after, the Reverse Stock Split.

We believe that granting our Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the Board chooses to implement the Reverse Stock Split, the Company will make a public announcement regarding the determination of the Reverse Stock Split ratio.
Board Discretion to Effect the Reverse Stock Split
If the Reverse Stock Split Proposal is approved by our stockholders, the Board will have the discretion to implement the Reverse Stock Split or to not effect the Reverse Stock Split at all. The Board currently intends to effect the Reverse Stock Split. If the trading price of our Common Stock increases without effecting the Reverse Stock Split, the Reverse Stock Split may not be necessary. Following the Reverse Stock Split, if implemented, there can be no assurance that the market price of our Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or that the market price of the post-split Common Stock can be maintained above $1.00. There also can be no assurance that our Common Stock will not be delisted from Nasdaq for other reasons.
If our stockholders approve the Reverse Stock Split Proposal at the Special Meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board that the Reverse Stock Split is in the best interests of the Company and its stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split. If our Board does not implement the Reverse Stock Split prior to the one-year anniversary date of the Special Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split Amendment will be abandoned.
The market price of our Common Stock is dependent upon our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the reduced number of shares that will be outstanding after the Reverse Stock Split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our Common Stock.
We have not proposed the Reverse Stock Split in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our stockholders. Notwithstanding the decrease in the number of outstanding shares of Common Stock following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Effectiveness of the Reverse Stock Split
The Reverse Stock Split, if approved by our stockholders, will become effective upon the filing with the Secretary of State of the State of Delaware of a certificate of amendment to our amended and restated certificate of incorporation in substantially the form of the Reverse Stock Split Amendment attached to this proxy statement as Appendix A. The exact timing of the filing of the Reverse Stock Split Amendment will be determined by the Board based upon its evaluation of when such action will be most advantageous to the Company and our stockholders. The Board reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing such Reverse Stock Split Amendment, the Board, in its sole discretion, determines that it is no longer in the best interests of the Company and our stockholders. The Board currently intends to effect the Reverse Stock Split. If our Board does not implement the Reverse Stock Split prior to the one-year anniversary date of the Special Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split Amendment to effect the Reverse Stock Split will be abandoned.
Effects of the Reverse Stock Split on Issues and Outstanding Common Stock
If the Reverse Stock Split is effected, it will reduce the total number of issued and outstanding shares of Common Stock, including any shares held by the Company as treasury shares, by a Reverse Stock Split ratio of 1-for-10 to 1-for-40. Accordingly, each of our stockholders will own fewer shares of Common Stock as a result of the Reverse Stock Split. However, the Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in an adjustment to a stockholder’s ownership of Common Stock due to the effect of rounding up fractional shares in the Reverse Stock Split, as described in more detail herein. Therefore, voting rights and other rights and preferences of the holders of Common Stock will not be affected by the Reverse Stock Split (except for the effect of rounding up fractional shares). Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable, and the par value per share of common stock will remain $0.0001.
As of the record date, approximately 17,265,658 shares of our Common Stock were outstanding and no shares of our Preferred Stock were outstanding. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1-for-40, the number of issued and outstanding shares of Common Stock after the Reverse Stock Split would be approximately 431,642 shares. However, because Nasdaq requirements state that a listed company must have at least 500,000 shares in the public float, the Board expects to select a ratio that would enable us to meet this requirement.
Effects of the Reverse Stock Split on Outstanding Equity Awards and Warrants to Purchase Common Stock
If the Reverse Stock Split is effected, the terms of equity awards granted under our 2020 Stock Option and Incentive Plan (the “2020 Plan”), 2021 Stock Option and Incentive Plan (“2021 Plan”) and 2021 Employee Stock Purchase Plan (“2021 ESPP”, and together with the 2020 Plan and the 2021 Plan, the “Equity Plans”), including the per share exercise price of options and the number of shares issuable under such options, will be proportionally adjusted to maintain their economic value, subject to adjustments for any fractional shares as described herein. In addition, the total number of shares of Common Stock that may be the subject of future grants under the Equity Plans, as well as any plan limits on the size of such grants will be adjusted and proportionately decreased as a result of the Reverse Stock Split. The number and exercise prices of outstanding warrants that we have issued will be correspondingly adjusted.
Effects of the Reverse Stock Split on Voting Rights
Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Reverse Stock Split (except for the effect of rounding up fractional shares). For example, a holder of 1% of the voting power of the outstanding Common Stock immediately prior to the effective time of the Reverse Stock Split would continue to hold 1% of the voting power of the outstanding Common Stock after the Reverse Stock Split (except for the effect of rounding up fractional shares).

Effects of the Reverse Stock Split on Regulatory Matters
We are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect our obligation to publicly file financial and other information with the SEC.
Effects of the Reverse Stock Split on Authorized Share Capital
The total number of shares of capital stock that we are authorized to issue will not be affected by the Reverse Stock Split and will remain at 300,000,000 shares, consisting of 290,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.
Effects of the Reverse Stock Split on the Number of Shares of Common Stock Available for Future Issuance
By reducing the number of shares outstanding without reducing the number of shares of available but unissued Common Stock, the Reverse Stock Split will increase the number of authorized but unissued shares. The Board believes the increase is appropriate for use to fund the future operations of the Company. Although the Company does not have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares in connection with the financing of future acquisitions.
Although the Reverse Stock Split would not have any dilutive effect on our stockholders, the Reverse Stock Split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, giving the Board an effective increase in the authorized shares available for issuance, in its discretion. The Board from time to time may deem it to be in the best interests of the Company to enter into transactions and other ventures that may include the issuance of shares of our common stock. If the Board authorizes the issuance of additional shares subsequent to the Reverse Stock Split, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Stock Split not been effected.
Mechanics of the Reverse Stock Split
If the Reverse Stock Split is approved and effected, beginning on the effective date of the Reverse Stock Split, each certificate representing pre-split shares will, until surrendered and exchanged as described below, for all corporate purposes, be deemed to represent, respectively, only the number of post-split shares.
Exchange of Stock Certificates
Shortly after the Reverse Stock Split becomes effective, stockholders will be notified and offered the opportunity at their own expense to surrender any current certificates they may hold to our stock transfer agent in exchange for the issuance of new certificates reflecting the Reverse Stock Split in accordance with the procedures to be set forth in a letter of transmittal to be sent by our stock transfer agent. In connection with the Reverse Stock Split, the CUSIP number for the common stock will change from its current CUSIP number. This new CUSIP number will appear on any new stock certificates issued representing post-split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNLESS AND UNTIL REQUESTED TO DO SO FOLLOWING THE ANNOUNCEMENT OF THE COMPLETION OF THE REVERSE STOCK SPLIT.
Effect on Registered “Book-Entry” Holders of Common Stock
Holders of Common Stock may hold some or all of their Common Stock electronically in book-entry form (“street name”) under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts. If you hold registered Common Stock in book-entry form, you do not need to take any action to receive your post-split shares, if applicable.
Appraisal Rights
Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal or dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Regulatory Approvals
The Reverse Stock Split will not be consummated, if at all, until after approval of our stockholders is obtained. We are not obligated to obtain any governmental approvals or comply with any state or federal regulations in order to effect the Reverse Stock Split other than the filing of the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware.
Accounting Treatment of the Reverse Stock Split
If the Reverse Stock Split is effected, the par value per share of our Common Stock will remain unchanged at $0.0001. Accordingly, on the effective date of the Reverse Stock Split, the stated capital on our consolidated balance sheets attributable to our Common Stock will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. Any Common Stock held in treasury will be reduced in proportion to the Reverse Stock Split ratio. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following discussion is a summary of certain material U.S. federal income tax considerations of the Reverse Stock Split applicable to U.S. holders (as defined below). This discussion does not purport to be a complete analysis of all potential tax consequences that may be relevant to a U.S. holder. The effects of U.S. federal tax laws other than U.S. federal income tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. holder. We have not sought and do not intend to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a position contrary to that discussed below regarding the tax consequences of the Reverse Stock Split.
This discussion is limited to U.S. holders that hold Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. holder’s particular circumstances, including the impact of the alternative minimum tax, the rules related to “qualified small business stock” within the meaning of Section 1202 of the Code or the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. holders subject to special rules, including, without limitation:
•
U.S. expatriates and former citizens or long-term residents of the United States;

•
U.S. holders whose functional currency is not the U.S. dollar;

•
Persons holding Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•
banks, insurance companies, and other financial institutions;

•
real estate investment trusts or regulated investment companies;

•
brokers, dealers or traders in securities;

•
corporations that accumulate earnings to avoid U.S. federal income tax;

•
S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•
tax-exempt organizations or governmental organizations;

•
persons deemed to sell Common Stock under the constructive sale provisions of the Code;

•
persons who hold or received Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; and tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds Common Stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. holder of Common Stock generally should not recognize gain or loss upon the Reverse Stock Split. A U.S. holder’s aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of the Common Stock surrendered, and such U.S. holder’s holding period in the shares Common Stock received should include the holding period in the shares of Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. holders of shares of Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
As noted above, we will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares will be automatically entitled to receive an additional fraction of a share of common stock to round up to the next whole post-split share. The U.S. federal income tax treatment of the receipt of such a fractional share in a Reverse Stock Split is not clear. It is possible that the receipt of such an additional fraction of a share of common stock may be treated as a distribution taxable as a dividend or as an amount received in exchange for common stock. We intend to treat the issuance of such an additional fraction of a share of common stock in the Reverse Stock Split as a non-recognition event, but there can be no assurance that the Internal Revenue Service or a court would not successfully assert otherwise.
Vote Required
Pursuant to the Delaware General Corporation Law and our organizational documents, approval of the Reverse Stock Split Proposal requires the affirmative vote of the majority of votes cast by the holders of our Common Stock present in person (via live webcast) or represented by proxy at the Special Meeting and entitled to vote on the proposal. Since abstentions are not considered votes cast, they will have no effect on this proposal.
Our Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

PROPOSAL THREE
TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO
SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME
OF THE SPECIAL MEETING TO APPROVE THE RATIFICATION PROPOSAL OR
THE REVERSE STOCK SPLIT PROPOSAL
Background of and Rationale for the Adjournment Proposal
The Board believes that, if the number of affirmative votes received from the holders of outstanding shares of our Common Stock entitled to vote on the Ratification Proposal or the Reverse Stock Split Proposal are insufficient to approve the Proposals, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional affirmative votes to approve the Ratification Proposal or the Reverse Stock Split Proposal, as the case may be.
In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting or any adjournment thereof. If our stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Ratification Proposal or the Reverse Stock Split Proposal, as the case may be.
Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority of the voting power of the outstanding shares of our Common Stock entitled to vote on the Ratification Proposal or the Reverse Stock Split Proposal have voted against the Ratification Proposal or the Reverse Stock Split Proposal, we could adjourn the Special Meeting without a vote on the Ratification Proposal or the Reverse Stock Split Proposal as the case may be, and use the additional time to solicit the holders of those shares to change their vote in favor of the Ratification Proposal or the Reverse Stock Split Proposal, as the case may be.
Vote Required
The approval of the Adjournment Proposal requires the affirmative vote of the majority of the votes cast by the holders of our Common Stock present in person (via live webcast) or represented by proxy at the Special Meeting and entitled to vote on the proposal.
Board Recommendation
THE BOARD RECOMMENDS A VOTE “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE RATIFICATION PROPOSAL OR THE REVERSE STOCK SPLIT PROPOSAL.

OTHER MATTERS
As of the time of preparation of this proxy statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Special Meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment. In addition, our bylaws permit the presiding officer at the Special Meeting to adjourn the meeting in his or her sole discretion.
HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to TransCode Therapeutics, Inc., 6 Liberty Square, #2382, Boston, MA 02109, Attention: Corporate Secretary, telephone: 857-837-3099. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our Common Stock as of the Record Date by:
1)
each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our Common Stock;

2)
each of our current directors;

3)
each of our named executive officers; and

4)
all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. To our knowledge, no person or entity, except as set forth below, is the beneficial owner of more than 5% of the voting power of our Common Stock as of the close of business on the Record Date.
Under SEC rules, the calculation of the number of shares of our Common Stock beneficially owned by a person and the percentage ownership of that person includes both outstanding shares of our Common Stock then owned as well as any shares of our Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Record Date. Shares subject to those options or warrants for a particular person are not included as outstanding, however, for the purpose of computing the percentage ownership of any other person. Percentage ownership is based on 17,265,658 shares of our Common Stock outstanding as of the Record Date.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o TransCode Therapeutics, Inc., 6 Liberty Square, #2382, Boston, MA 02109.
Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executive Officers and Directors
Thomas A. Fitzgerald, Interim Chief Executive Officer, Chief Financial Officer, Director(1)	427,228	2.7%
Philippe Calais, PhD, Director(2)	51,327	0.3%
Erik Manting, PhD, Director(3)	51,167	0.3%
Magda Marquet, PhD, Director(4)	51,167	0.3%
All executive officers and directors as a group (4 persons)	629,889	3.6%

(1)
Consists of (i) 1,408 shares of Common Stock and (ii) 474,820 shares of Common Stock underlying options exercisable within 60 days of the Record Date.

(2)
Consists of (i) 160 shares of Common Stock and (ii) 51,167 shares of Common Stock underlying options exercisable within 60 days of the Record Date.

(3)
Consists of 51,167 shares of Common Stock underlying options exercisable within 60 days of the Record Date.

(4)
Consists of 51,167 shares of Common Stock underlying options exercisable within 60 days of the Record Date.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual and quarterly reports and other reports and information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the SEC. Any requests for copies of information, reports or other filings with the SEC should be directed to TransCode Therapeutics, Inc., 6 Liberty Square, #2382, Boston, MA 02109, Attention: Corporate Secretary. In order to receive timely delivery of the documents in advance of the Special Meeting, you must make your request for information no later than November 15, 2024.

APPENDIX A
Form of Reverse Stock Split Charter Amendment
CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
TRANSCODE THERAPEUTICS, INC.
TransCode Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:
1.
Pursuant to Section 242 of the DGCL, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation (this “Certificate of Amendment”) amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Charter”).

2.
This Certificate of Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.

3.
Upon this Certificate of Amendment becoming effective, the Charter is hereby amended as follows:

ARTICLE IV of the Charter is hereby amended by adding the following new paragraph at the end of such article:
“D. DECEMBER 2024 REVERSE STOCK SPLIT
Effective at          , Eastern Time, on                 , 2024 (the “December 2024 Split Effective Time”), every           (      ) shares of common stock issued and outstanding or held by the Corporation as treasury shares as of the December 2024 Split Effective Time shall automatically, and without action on the part of the stockholders, be combined, reclassified and changed into one (1) validly issued, fully paid and non-assessable share of common stock, without effecting a change to the par value per share of common stock, subject to the treatment of fractional interests as described below (the “December 2024 Reverse Split”). Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the combination effected by the preceding sentence. The Board of Directors shall make provision for the issuance of that number of fractions common stock such that any fractional share of a holder otherwise resulting from the December 2024 Reverse Split shall be rounded up to the next whole number of shares of common stock. As of the December 2024 Split Effective Time and thereafter, a certificate(s) representing shares of common stock prior to the December 2024 Reverse Split is deemed to represent the number of post-December 2024 Reverse Split shares into which the pre-December 2024 Reverse Split shares were reclassified and combined. The December 2024 Reverse Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, common stock of the Corporation and all references to such common stock in agreements, arrangements, documents and plans relating thereto or any option or right to purchase or acquire shares of common stock shall be deemed to be references to the common stock or options or rights to purchase or acquire shares of common stock, as the case may be, after giving effect to the December 2024 Reverse Split.”
4.
This Certificate of Amendment shall become effective at           , Eastern Time, on                 , 2024.

* _ * _ * _ *

A-1

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation as of                 , 2024.
TRANSCODE THERAPEUTICS, INC.
By:

Name:
Thomas A Fitzgerald

Title:
Interim Chief Executive Officer and
Chief Financial Officer

A-2

TRANSCODE THERAPEUTICS, INC. 6 LIBERTY SQUARE, #2382BOSTON, MASSACHUSETTS 02109 SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/RNAZ2024SMYou may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V58740-S00058 KEEP THIS
PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.TRANSCODE THERAPEUTICS, INC.The Board of Directors recommends you vote FOR the following proposals:For Against Abstain1. Ratification of TransCode Therapeutics, Inc.'s issuance and sale of securities pursuant a placement agency agreement with ThinkEquity LLC pursuant to which the Company agreed to sell, in a best efforts public offering, an aggregate of 10,000,000 shares of common stock and issue to Think warrants to purchase 500,000 shares of common stock.2.Approval of an amendment to our amended and restated certificate of incorporation, as amended, to authorize our Board of Directors, if they determine that doing so is in the best interest of our shareholders, to effect a reverse stock split of our outstanding shares of common stock, par value $0.0001 per share, at a ratio, ranging from one-for-ten (1:10) to one-for-forty (1:40), with the exact ratio to be set within that range at the discretion of our Board of Directors without further approval or authorization of our stockholders.3.Approval of a proposal to adjourn the Special Meeting of Stockholders to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the ratification proposal and the reverse stock split proposal.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. All holders must sign. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement is available at www.proxyvote.com.V58741-S00058TRANSCODE THERAPEUTICS, INC.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERSNOVEMBER 22, 2024The undersigned, revoking all prior proxies, hereby appoints Thomas A. Fitzgerald, with full power of substitution, as proxy to represent and vote all common stock of TransCode Therapeutics, Inc. (the "Company") which the undersigned will be entitled to vote if virtually present at the Special Meeting of Stockholders (or any adjournment thereof) of the Company to be held virtually on November 22, 2024 at 9:30 a.m., Eastern Time, via live webcast at www.virtualshareholdermeeting.com/RNAZ2024SM, upon the matters set forth in the Proxy Statement, a copy of which has been received by the undersigned. Each share of common stock is entitled to one vote.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO DIRECTIONS ARE INDICATED, THE PROXIES NAMED ABOVE WILL HAVE AUTHORITY TO VOTE 'FOR' PROPOSALS 1 - 3. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPECONTINUED AND TO BE SIGNED ON REVERSE SIDE